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                  SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C.  20549


                              FORM 8-K


           CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                 THE SECURITIES EXCHANGE ACT OF 1934


DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): AUGUST 31, 1998



                      APPAREL TECHNOLOGIES, INC.
          (Exact Name of Registrant as Specified in its Charter)





        DELAWARE                      0-23138                 95-4374592
(State or Other Jurisdiction       (Commission            (I.R.S. Employer
of Incorporation or Organization)   File Number)           Identification No.)



              2300 SOUTH EASTERN AVENUE, COMMERCE, CALIFORNIA 90040
                    (Address of principal executive offices)



REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:  (213) 725-4955


FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT:  NOT APPLICABLE

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ITEM 5.  OTHER EVENTS

     DELINQUENCY OF FILING OF FORM 10-KSB

     The Annual Report of Apparel Technologies, Inc. (the "Registrant") on Form 10-KSB for the Fiscal Year ended May 31, 1998, was required to be filed by the Registrant on or before August 31, 1998. The Registrant was unable to timely file Form 10-KSB as it did not have sufficient funds to complete the audit of its financial statements required to be included in such filing. (See "Lack of Capital" below). The Registrant intends to file Form 10-KSB at such time as it has sufficient funds to complete the audit. There are no assurances as to when or if the Registrant will be able to complete this filing.

     LACK OF CAPITAL

     In May 1998 the Registrant entered into a loan agreement with Southridge Capital Partners providing for the funding of $2.0 million through the issuance of a series of Promissory Notes convertible into Common Stock. As of June 19, 1998, Southridge had funded $1.1 million of the $2.0 million commitment. On July 15, 1998 Southridge refused to fund, and continues to refuse to fund any of the remaining $900,000 commitment (See "Litigation" below). Revenues from operations have not been sufficient to meet the Registrant's cash flow requirements. As of the date of this Report the Registrant presently has no available working capital and it has no commitments for working capital. Although the Registrant has been actively engaged in discussions with a number of third parties to obtain needed working capital, the Registrant has no commitments for working capital and there are no assurances that working capital can be obtained at the times and in the amounts needed.

     As a result of the working capital deficiency and its inability to meet current expenses, the Registrant has been forced to suspend its day to day operations and close its New York and Paris offices. The Paris subsidiary, APTX France has filed for protection under the bankruptcy laws of France and is in the process of liquidation. If the Registrant is unable to obtain working capital, it will be required to seek protection under U.S. bankruptcy laws.

     LITIGATION

     On July 21, 1998 the Registrant was served with an action by Southridge Capital Partners ("Southridge"), through its nominee, Thomson Kernaghan &
Co. Ltd., alleging that the Registrant breached the lending agreement with Southridge by refusing to convert certain convertible notes and convertible preferred stock into the Registrant's Common Stock. The action also alleges that the Registrant and two of its officers defrauded Southridge by refusing to convert the convertible securities into Common Stock. In August 1998 Southridge obtained a court order attaching $500,000 of the Registrant's assets, pending a trial on the merits of Southridge's breach of contract claim against the Registrant. Although there can be no assurances as to the outcome of this proceeding, the Registrant and the named officers believe they have meritorious defenses to this


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proceeding.  The Registrant also believes it has substantial counterclaims against Southridge arising out of its failure to honor its funding obligations. However, the Registrant's ability to pursue these claims and defend this proceeding is presently impaired by the Registrant's lack of working capital. The Registrant has been engaged in settlement discussions with Southridge. However, no settlement has been reached and there are no assurances that any settlement will be reached.

     The Registrant is also engaged as a defendant in a number of civil proceedings, including eviction proceedings relating to its New York City office and its Commerce, California headquarters.

     RESIGNATION OF DIRECTORS AND OFFICERS

     Two of the Registrant's four directors, Douglas Plank and William Conlin, resigned from the Registrant's Board of Directors in August 1998.

                                 SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.



                                       APPAREL TECHNOLOGIES, INC.
                                              (Registrant)


Date: September 10, 1998               By: /s/ Katherine Van Ness
                                          -----------------------
                                          Katherine Van Ness,
                                              Chief Executive Officer


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